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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 14, 2007


                         INDALEX HOLDINGS FINANCE, INC.
             (Exact name of registrant as specified in its charter)




            Delaware                    333-138178              20-3730880
(State or other jurisdiction of  (Commission File Number)     (IRS Employer
         incorporation)                                     Identification No.)



                      75 Tri-State International, Suite 450
                             Lincolnshire, IL 60069
          (Address of principal executive offices, including Zip Code)



                                 (847) 810-3000
              (Registrant's telephone number, including area code)




          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On September 14, 2007, Indalex Holdings Finance, Inc. (the "Company"), entered into bonus agreements ("Bonus Agreements") with certain option holders. On July 18, 2006 the Company paid a dividend of $1.52 per share to its stockholders, and on June 1, 2007 the Company paid a dividend of $76.63 per share to its stockholders. In connection with these dividends, we made an arrangement with our option holders to set aside a special bonus consisting of the dividends the holder would have received had his or her options been exercised in full immediately prior to the time the dividends were paid. The special bonus is payable only upon a change of control. If an option holder's employment with us is terminated for any reason, the option holder will not be entitled to receive the special bonus, subject to the important exceptions noted below. This award is intended to align the interests of our executive officers with our stockholders' short-term and long-term interests by providing them an opportunity to receive the benefit of these dividends upon a change in control of the Company.

     The Bonus Agreements contain the following potential bonuses for our named executive officers (capitalized terms used, but not otherwise defined herein, will have the meaning assigned to such terms in the Bonus Agreements that are being furnished with this report):

Name and Principal Position                           Maximum Special Bonus
---------------------------                           ---------------------

Timothy R. J. Stubbs .......................... $          2,969,584.29 (1)
   President and Chief Executive Officer

Michael E. Alger .............................. $          1,406,645.19 (2)
   Executive Vice President and Chief
   Financial Officer

Dale R. Tabinowski ............................ $            153,250.59 (3)
   Senior Vice President,
   Human Resources

(1) Mr. Stubbs' Bonus Amount would be equal to the Maximum Special Bonus, less the amount, if any, by which $4,227,500 is greater than the product of the fair market value of a share of the Company's common stock on the date of the Change in Control, multiplied by 38,000. If Mr. Stubbs is terminated by us without cause, Mr. Stubbs would only be entitled to a prorated portion of his Bonus Amount, calculated by multiplying the Bonus Amount by the number of vested options, divided by the total number of options to acquire Company common stock held by the Mr. Stubbs as of the Termination Date.

(2) Mr. Alger's Bonus Amount would be equal to the Maximum Special Bonus, less the amount, if any, by which $2,002,500 is greater than the product of the fair market value of a share of the Company's common stock on the date of the Change in Control, multiplied by 18,000. If Mr. Alger is terminated by Sun Capital Partners, Inc. or any of its affiliates without cause, Mr. Alger would only be entitled to a prorated portion of his Bonus Amount, calculated by multiplying the Bonus Amount by the number of vested options, divided by the total number of options to acquire Company common stock held by Mr. Alger as of the Termination Date. Mr. Alger notified the Company that he will be resigning as Chief Financial Officer of the Company in order to accept a position with Sun Capital Partners, the Company's equity sponsor. Mr. Alger will remain with the Company through the end of September, will remain a member of the Board of Directors and will join the Audit Committee in October 2007. Mr. Patrick Lawlor was appointed as the Company's Chief Financial Officer on August 24, 2007.

(3) Mr. Tabinowski's Bonus Amount would be equal to the Maximum Special Bonus, less the amount, if any, by which $370,000 is greater than the product of the fair market value of a share of the Company's common stock on the date of the Change in Control, multiplied by 2,000.

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Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.

    (d) The following exhibits are furnished with this report:

    Exhibit No.     Description
    -----------     -----------

    10.1            Bonus agreement for Mr. Stubbs dated September 14, 2007.

    10.2            Bonus agreement for Mr. Alger dated September 14, 2007.

    10.3            Bonus agreement for Mr. Tabinowski dated September 14, 2007.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               INDALEX HOLDINGS FINANCE, INC.


                                                  /s/ Timothy R.J. Stubbs
                                               --------------------------------
Date: September 14, 2007                       Name:  Timothy R.J. Stubbs
                                               Title: Chief Executive Officer






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